UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2022

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117
(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 30, 2022, Maloney + Novotny LLC (“M+N”) resigned as the independent principal accountant of US Lighting Group, Inc. (the “Company”). M+N was engaged by the Company on August 1, 2022, and has not issued a report on the Company’s financial statements for either of the past two years. During M+N’s engagement by the Company, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with M+N or reportable events (as described under Item 304(a)(1)(v) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of M+N, would have caused M+N to make a reference to the subject matter of the disagreement in connection with its report.

The Company has provided a copy of the above statements to M+N and requested that M+N furnish it with a letter addressed to the Securities and Exchange Commission stating whether M+N agrees with the these statements. A copy of M+N’s letter, dated December 1, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company is currently interviewing accounting firms to audit the Company’s financial statements and will file a Form 8-K disclosing the engagement of its new principal independent accountant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter of Maloney + Novotny LLC to the Securities and Exchange Commission dated December 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated: December 5, 2022	/s/ Donald O. Retreage, Jr.
By Donald O. Retreage, Jr.
Chief Financial Officer

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